UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2007

On Assignment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-20540	95-4023433
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

26651 West Agoura Road, Calabasas, California	91302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (818) 878-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On February 28, 2007, On Assignment, Inc. announced its financial results for the fourth quarter of 2006. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

The following table shows the reconciliation of GAAP net income to non-GAAP EBITDA (earnings before interest, taxes, depreciation and amortization) and Adjusted EBITDA (EBITDA plus equity-based compensation expense) related to the financial guidance amounts presented in the press release of On Assignment, Inc. dated February 28, 2007 furnished with this Current Report on Form 8-K as Exhibit 99.1:

(Unaudited)
(In thousands)

RECONCILIATION OF ESTIMATED GAAP NET INCOME TO ESTIMATED NON-GAAP
EBITDA AND ADJUSTED EBITDA

	Guidance Range for the
	Quarter Ended		Year Ended
	March 31, 2007		December 31, 2007
Net Income	$1,000	$1,000	$8,000	$10,000
Interest Expense	2,000	2,000	9,000	9,000
Income Tax Provision	—	1,000	5,000	6,000
Depreciation and Amortization	4,000	4,000	20,000	22,000
EBITDA	7,000	8,000	42,000	47,000
Equity-based compensation	1,000	1,000	6,000	6,000
Adjusted EBITDA	$8,000	9,000	48,000	53,000

Item 9.01 Financial Statements and Exhibits.

(d)  The following exhibit is furnished pursuant to Item 2.02:

99.1     Press release of On Assignment, Inc. dated February 28, 2007, reporting its financial results for the fourth quarter of 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Assignment, Inc.

Date: March 1, 2007	/s/ James Brill
James Brill
Sr. Vice President, Finance and
Chief Financial Officer